CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the use in this Registration Statement on Form S-1/A of Searchlight Minerals Corp. of our report dated March 10, 2009, with respect to the consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2008, including inception cumulative data prospectively from January 1, 2006, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears elsewhere in this Form S-1/A.

We also consent to the reference to our firm under the heading "Experts" in the prospectus included in such Registration Statement.

BROWN ARMSTRONG PAULDEN McCOWN STARBUCK THORNBURGH & KEETER ACCOUNTANCY CORPORATION

Bakersfield, California
September 24, 2009